Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                     DIGITAL LEARNING MANAGEMENT CORPORATION
                             (A NEVADA CORPORATION)
                                      WITH
                                    AND INTO
                     DIGITAL LEARNING MANAGEMENT CORPORATION
                            (A DELAWARE CORPORATION)


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated this 23rd day of September 2004, by and between DIGITAL LEARNING MANAGEMENT CORPORATION, a Nevada corporation ("DLM - NEVADA") and DIGITAL LEARNING MANAGEMENT CORPORATION, a Delaware corporation, a wholly-owned subsidiary of DLM-NEVADA ("DLM - DELAWARE"), is made with respect to the following facts.

                                    RECITALS

         WHEREAS, DLM - NEVADA is a corporation duly organized and existing under the laws of the State of Nevada;

         WHEREAS, DLM - DELAWARE is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, the respective Boards of Directors for DLM - NEVADA and DLM - DELAWARE have determined that, for purposes of effecting the reincorporation of DLM - NEVADA in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that DLM - NEVADA merge with and into DLM - DELAWARE so that DLM - DELAWARE is the surviving corporation on the terms provided herein (the "Merger"); and

         WHEREAS, the respective Board of Directors DLM - NEVADA and DLM - DELAWARE, the stockholders of DLM - NEVADA , and the sole stockholder of DLM - DELAWARE have adopted and approved this Agreement.

         NOW THEREFORE, based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt which is hereby acknowledged, the parties to this Agreement agree as follows.


                             ARTICLE I - THE MERGER

         1.1 The Merger; Surviving Corporation. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2 below), DLM - NEVADA shall be merged with and into DLM - DELAWARE, subject to and upon the terms and conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the applicable provisions of the General Corporation Law of the State of Nevada (the "NGCL"), and the separate existence of DLM - NEVADA shall cease. DLM - DELAWARE shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

         1.2 Constituent Corporations. The name, address, jurisdiction of organization and governing law of each of the constituent corporations is as follows:

              (a) DLM - NEVADA, a corporation organized under and governed by the laws of the State of Nevada with an address of 19950 Mariner Avenue, Torrance, CA 90502; and

              (b) DLM - DELAWARE, a corporation organized under and governed by the laws of the State of Delaware with an address of 19950 Mariner Avenue, Torrance, CA 90502.

         1.3 Surviving Corporation. DLM - DELAWARE, INC. a corporation organized under the laws of the State of Delaware, shall be the surviving corporation.

         1.4 Address of Principal Office of the Surviving Corporation. The address of DLM - DELAWARE, as the Surviving Corporation, shall be 19950 Mariner Avenue, Torrance, CA 90502.

         1.5 Effective Time. The Merger shall become effective (the "Effective Time"), on the date upon which the last of the following shall have been completed:

              (a) This Agreement and the Merger shall have been adopted and recommended to the stockholders of DLM - NEVADA by the Board of Directors of DLM
- NEVADA and approved by a majority voting power of DLM - NEVADA, in accordance with the requirements of NGCL;

              (b) This Agreement and the Merger shall have been adopted and recommended to the stockholders of DLM - DELAWARE by the Board of Directors of DLM - DELAWARE and approved by a majority voting power of DLM - DELAWARE, in accordance with the requirements of DGCL;

              (c) The effective date of the Merger as stated in the executed Articles of Merger filed with the Secretary of State for the State of Nevada; and

              (d) An executed Certificate of Merger (the "Certificate of Merger") or an executed counterpart to this Agreement meeting the requirements of DGCL shall have been filed with the Secretary of State of the State of Delaware.

         1.6 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the NGCL. Without limiting the foregoing, from and after the Effective Time, all the property, rights, privileges, powers and franchises of DLM - NEVADA shall vest in DLM - DELAWARE, as the Surviving Corporation, and all debts, liabilities and duties of DLM - NEVADA shall become the debts, liabilities and duties of DLM - DELAWARE, as the Surviving Corporation.



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


         1.7 Certificate of Incorporation; Bylaws.

                  (a) From and after the Effective Time, the Certificate of Incorporation of DLM - DELAWARE shall be the Certificate of the Incorporation of the Surviving Corporation.

                  (b) From and after the Effective Time, the Bylaws of DLM - DELAWARE as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

         1.8 Officers and Directors. The officers of DLM - DELAWARE immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their resignation, removal or death. The directors of DLM - DELAWARE immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.


                        ARTICLE II- CONVERSION OF SHARES

         2.1 Conversion of Common Stock of DLM - NEVADA. At the Effective Time by virtue of the Merger, and without any action on part of the holders of any outstanding shares of DLM - NEVADA,

              (a) each share of common stock of DLM - NEVADA, par value of $.001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one share of DLM - DELAWARE's common stock, $.001 par value per share (the "Common Stock");

              (b) each share of Preferred Stock of DLM - NEVADA, par value of $.001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one share of DLM - DELAWARE's Preferred Stock, $.001 par value per share;

              (c) the ten shares of DLM - DELAWARE Common Stock owned by DLM - NEVADA shall be canceled at the Effective Time.

         2.2 DLM - NEVADA Options, Stock Purchase Rights, Convertible Securities

                  (a) From and after the Effective Time, the Surviving Corporation shall assume the obligations of DLM - NEVADA under, and continue, the option plans and all other employee benefit plans of DLM - NEVADA. Each outstanding and unexercised option, other right to purchase, or security convertible into or exercisable for, DLM - NEVADA Common Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock, on the basis of one share of the Surviving Corporation's Common Stock for each one share of DLM - NEVADA common stock issuable pursuant to any such Right, on the same terms and condition and at an exercise price equal to the exercise price applicable to any such DLM - NEVADA from and after the Effective Time. This paragraph 2.2(a) shall not apply to currently issued and outstanding DLM - NEVADA Common Stock. Such Common Stock is subject to paragraph 2.1 hereof.



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

                  (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and convertible securities equal to the number of shares of DLM - NEVADA Common Stock so reserved immediately prior to the Effective Time. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

         2.3 Characterization of Merger. For federal income tax purposes, the conversion of interests in DLM - NEVADA pursuant to this Article III shall be deemed a reorganization and mere change in place of organization pursuant to section 368 (a)(1) (F) of the Internal Revenue Code of 1986.


                 ARTICLE III - TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

         3.1 Transfer, Conveyance and Assumption. At the Effective Time, DLM - DELAWARE shall continue in existence as the Surviving Corporation, and without further action on the part of DLM - NEVADA or DLM - DELAWARE, succeed to and possess all the rights, privileges and powers of DLM - NEVADA , and all the assets and property of whatever kind and character of DLM - NEVADA shall vest in DLM - DELAWARE without further act or deed. Thereafter, DLM - DELAWARE, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of DLM - NEVADA, and any claim or judgment against DLM - NEVADA may be enforced against DLM - DELAWARE as the Surviving Corporation, in accordance with Section 259 of the DGCL.

         3.2 Further Assurances. If at any time DLM - DELAWARE shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of DLM - NEVADA, or otherwise to carry out the provisions hereof, officers of DLM - NEVADA as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in DLM - DELAWARE and otherwise to carry out the provisions hereof.


                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                                 OF DLM - NEVADA

         DLM - NEVADA represents and warrants to DLM - DELAWARE as follows:

         4.1 Validity of Actions. DLM - NEVADA (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and
(b) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of DLM - NEVADA. DLM - NEVADA has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of DLM - NEVADA, enforceable against DLM - NEVADA in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of DLM - NEVADA's Articles of Incorporation or Bylaws, nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which DLM - NEVADA is a party or by which it or its assets may be bound, or cause a breach of any applicable Federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.




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

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES
                                OF DLM - DELAWARE

         DLM - DELAWARE represents and warrants to DLM - NEVADA as follows:

         5.1 Validity of Actions. DLM - DELAWARE (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of DLM - DELAWARE, and DLM - DELAWARE has received all necessary authorization. This Agreement is a legal, valid and binding obligation of DLM - DELAWARE, enforceable against DLM - DELAWARE in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Amended and Restated Certificate of Incorporation or Bylaws of DLM - DELAWARE nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which DLM - DELAWARE is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.


                          ARTICLE VI - FURTHER ACTIONS

         6.1 Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.


                     ARTICLE VII - CONDITIONS TO THE MERGER

         The obligation of DLM - DELAWARE and of DLM - NEVADA to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:



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

         7.1 Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects at, and as of, the Effective Time as if then made (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date) as of the Effective Time.

         7.2 No Statute, Rule or Regulation Affecting. At the Effective Time, there shall be no statute, or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

         7.3 Satisfaction of Conditions. All other conditions to the Merger set forth herein shall have been satisfied.


                  ARTICLE VIII - TERMINATION; AMENDMENT; WAIVER

         8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, by mutual consent of the Board of Directors of DLM - DELAWARE and the Board of Directors of DLM - NEVADA.

         8.2 Amendment. The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, such amendment to be approved by the Board of Directors of DLM - NEVADA agreeing to such amendment with DLM - DELAWARE.

         8.3 Waiver. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.


                           ARTICLE IX - MISCELLANEOUS

         9.1 Expenses. If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid by DLM - DELAWARE.

         9.2 Notice. Except as otherwise specifically provided, any notices to be given hereunder shall be in writing and shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses shall be specified in any notice given):



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

                  In the case of DLM - DELAWARE:

                  Digital Learning Management Corporation
                  19950 Mariner Avenue
                  Torrance, CA  90502.

                  In the case of DLM - NEVADA:

                  Digital Learning Management Corporation
                  19950 Mariner Avenue
                  Torrance, CA  90502

         9.3 Non-Assignability. This Agreement shall not be assignable by any of the parties hereto.

         9.4 Entire Agreement. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

         9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

         9.6 Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         9.7 Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

         9.8 Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                                      *****


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


         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

DIGITAL LEARNING MANAGEMENT CORPORATION
a Nevada Corporation


By:      _____________________________
         Name:
         Title:




DIGITAL LEARNING MANAGEMENT CORPORATION
 a Delaware Corporation


By:      ____________________________
         Name:
         Title:




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